Exhibit 99.1

Pacific Energy Development Announces Acceptance of
Listing Compliance Plan by NYSE MKT

February 17, 2017 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”), today announced that on February 13, 2017, the NYSE MKT (the “Exchange”) notified the Company that it has accepted the Company’s plan of compliance (the “Plan”) which the Company previously presented to the Exchange on January 27, 2017, pursuant to which the Company plans to increase its stockholders’ equity to at least $6 million prior to the targeted completion date of June 27, 2018, during which period the Company’s listing is being continued pursuant to an extension. The Exchange had previously notified the Company in December 2016 that it was not in compliance with certain of the Exchange’s continued listing standards, as disclosed by the Company on December 30, 2016.

The Company’s Plan as accepted by the Exchange contemplates consummating one of several potential transactions currently being considered by the Company, each of which are anticipated to result in a substantial increase in the Company’s stockholders’ equity, including (i) the previously-announced acquisition of GOM Holdings, LLC (the “GOM Merger”), which the Company is currently pursuing but which has been delayed due to the parent company of GOM Holdings, LLC (“GOM”) entering into Bankruptcy and GOM’s assets being subject thereto, and (ii) certain alternative transactions for which the Company is currently in term sheet discussions with third parties and certain of the Company’s senior lenders, which potential transactions contemplate the acquisition of oil and gas assets by the Company in exchange for equity, coupled with the reduction or complete discharge of Company debt through conversion of such debt into Company equity or satisfaction of the debt through payment of funds raised in an equity fundraising transaction, in each case with the debt being converted or being discharged on a discounted basis. While there is no guarantee that either the GOM Merger or any of the contemplated alternative transactions will be consummated on terms acceptable to the Company and its senior lenders, it is anticipated that any of these transactions would, if closed as anticipated, substantially increase the Company’s stockholders’ equity well before the required June 27, 2018 Plan completion date.

Mr. Michael L. Peterson, President and Chief Executive Officer of the Company, commented, “We are excited with the multiple opportunities that the Company is currently considering and are confident that if the Company successfully consummates one of these transactions in the coming quarters as planned, we will significantly improve our stockholders’ equity. We believe that such a transaction, coupled with a reverse stock split we plan to consummate in the coming months, will not only return our Company to full compliance with the NYSE MKT’s continued listing standards, but will, more importantly, position our company on an even stronger footing as we continue to seek to execute our business plan and strive to build shareholder value.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.
Forward-Looking Statements
All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequently filed periodic reports under the heading “Risk Factors”. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the Securities Exchange Commission (SEC).
Contacts
Pacific Energy Development
1-855-733-3826
PR@pacificenergydevelopment.com